SLM Student Loan Trust 2002-4
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$807,062,916.02	($61,383,103.90)	$745,679,812.12
	ii	Interest to be Capitalized	11,942,440.13		9,051,241.93

	iii	Total Pool	$819,005,356.15		$754,731,054.05

	iv	Specified Reserve Account Balance	2,047,513.39		1,886,827.64

	v	Total Adjusted Pool	$821,052,869.54		$756,617,881.69

B	i	Weighted Average Coupon (WAC)	3.308%		3.339%
	ii	Weighted Average Remaining Term	110.24		109.18
	iii	Number of Loans	262,654		246,786
	iv	Number of Borrowers	147,477		138,781
	v	Aggregate Outstanding Principal Balance - T-Bill	$168,453,102.79		$156,406,993.38
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$650,552,253.36		$598,324,060.67

						% of		% of
	Notes and Certificates			Spread	Balance 9/15/04	O/S Securities*	Balance 12/15/04	O/S Securities*
C	i	A-1 Notes	78442GDU7	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GDV5	0.030%	22,599,869.54	2.753%	—	0.000%
	iii	A-3 Notes	78442GDW3	0.080%	280,000,000.00	34.103%	238,164,881.69	31.478%
	iv	A-4 Notes	78442GDX1	0.140%	472,480,000.00	57.546%	472,480,000.00	62.446%
	v	B Notes	78442GDY9	0.360%	45,973,000.00	5.599%	45,973,000.00	6.076%

	vi	Total Notes			$821,052,869.54	100.000%	$756,617,881.69	100.000%

	Reserve Account		9/15/2004	12/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,047,513.39	$1,886,827.64
	iv	Reserve Account Floor Balance ($)	$1,503,142.00	$1,503,142.00
	v	Current Reserve Acct Balance ($)	$2,047,513.39	$1,886,827.64

* Percentages may not total 100% due to rounding.

II. 2002-4 Transactions from: 9/1/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$58,338,932.62
	ii	Principal Collections from Guarantor	7,686,885.45
	iii	Principal Reimbursements	44,665.11
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$66,070,483.18

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$137,597.87
	ii	Capitalized Interest	(4,824,977.15)

	iii	Total Non-Cash Principal Activity	$(4,687,379.28)

C	Total Student Loan Principal Activity		$61,383,103.90

D	Student Loan Interest Activity
	i	Regular Interest Collections	$3,289,762.78
	ii	Interest Claims Received from Guarantors	206,935.64
	iii	Collection Fees	56,409.95
	iv	Late Fee Reimbursements	193,328.85
	v	Interest Reimbursements	18,120.08
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,243,620.68
	viii	Subsidy Payments	1,098,933.29

	ix	Total Interest Collections	$6,107,111.27

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$652.22
	ii	Capitalized Interest	4,824,977.15

	iii	Total Non-Cash Interest Adjustments	$4,825,629.37

F	Total Student Loan Interest Activity		$10,932,740.64

G.	Non-Reimbursable Losses During Collection Period		$134,221.44
H.	Cumulative Non-Reimbursable Losses to Date		$1,045,714.35

III. 2002-4 Collection Account Activity 9/1/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$19,801,457.47
	ii	Consolidation Principal Payments	46,224,360.60
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	23,180.20
	v	Reimbursements by Servicer	(44.22)
	vi	Re-purchased Principal	21,529.13

	vii	Total Principal Collections	$66,070,483.18

B	Interest Collections
	i	Interest Payments Received	$4,997,797.54
	ii	Consolidation Interest Payments	841,454.85
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	1,096.60
	v	Reimbursements by Servicer	15,602.95
	vi	Re-purchased Interest	1,420.53
	vii	Collection Fees/Returned Items	56,409.95
	viii	Late Fees	193,328.85

	ix	Total Interest Collections	$6,107,111.27

C	Other Reimbursements		$22,968.12

D	Trust Account Investment Income ( VI-D )		$183,932.99

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$72,384,495.56

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,198,362.72)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$71,186,132.84

G	Servicing Fees Due for Current Period		$580,223.11

H	Carryover Servicing Fees Due		$—

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$600,223.11

IV. 2002-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	2.776%	2.777%	31,896	29,665	12.144%	12.021%	$105,999,536.36	$97,448,050.46	13.134%	13.068%

Grace
Current	2.775%	2.776%	17,113	4,973	6.515%	2.015%	$66,676,418.22	$18,419,087.65	8.262%	2.470%

TOTAL INTERIM	2.776%	2.777%	49,009	34,638	18.659%	14.036%	$172,675,954.58	$115,867,138.11	21.396%	15.538%
REPAYMENT
Active
Current	3.615%	3.589%	102,894	105,099	39.175%	42.587%	$304,200,372.94	$313,200,160.21	37.692%	42.002%
31-60 Days Delinquent	3.512%	3.535%	11,565	11,130	4.403%	4.510%	33,620,260.85	32,431,062.73	4.166%	4.349%
61-90 Days Delinquent	3.537%	3.538%	6,839	6,532	2.604%	2.647%	19,458,458.82	18,641,988.80	2.411%	2.500%
91-120 Days Delinquent	3.528%	3.523%	4,641	4,262	1.767%	1.727%	13,084,743.33	12,127,612.23	1.621%	1.626%
> 120 Days Delinquent	3.485%	3.480%	15,919	15,435	6.061%	6.254%	43,383,229.02	41,789,728.87	5.375%	5.604%

Deferment
Current	2.843%	2.839%	33,892	34,819	12.904%	14.109%	98,219,728.62	99,334,601.18	12.170%	13.321%

Forbearance
Current	3.493%	3.503%	35,694	31,878	13.590%	12.917%	116,998,474.27	104,385,098.64	14.497%	13.999%

TOTAL REPAYMENT	3.453%	3.442%	211,444	209,155	80.503%	84.752%	$628,965,267.85	$621,910,252.66	77.933%	83.402%
Claims in Process (1)	3.466%	3.457%	2,188	2,982	0.833%	1.208%	$5,400,157.71	$7,886,606.39	0.669%	1.058%
Aged Claims Rejected (2)	3.370%	4.270%	13	11	0.005%	0.004%	$21,535.88	$15,814.96	0.003%	0.002%
GRAND TOTAL	3.308%	3.339%	262,654	246,786	100.000%	100.000%	$807,062,916.02	$745,679,812.12	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2002-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL – Subsidized	3.182%	137,445	$357,809,200.67	47.984%
- GSL – Unsubsidized	3.168%	86,624	271,967,831.17	36.472%
- PLUS Loans	4.185%	22,350	114,731,180.29	15.386%
- SLS Loans	5.354%	367	1,171,599.99	0.157%

- Total	3.339%	246,786	$745,679,812.12	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.313%	181,895	$595,100,135.88	79.806%
-Two Year	3.423%	47,231	107,328,008.72	14.393%
-Technical	3.483%	17,649	43,210,656.40	5.795%
-Other	3.400%	11	41,011.12	0.005%

- Total	3.339%	246,786	$745,679,812.12	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-4 Expected Interest Calculation

A	Borrower Interest Accrued During Collection Period	$5,378,912.97
B	Interest Subsidy Payments Accrued During Collection Period	1,022,362.41
C	SAP Payments Accrued During Collection Period	1,702,348.21
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	183,932.99
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$8,287,556.58

VII. 2002-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	—	0.00000%

B	Class A-2 Interest Rate	0.004828056	(9/15/04—12/15/04)	1.91000%

C	Class A-3 Interest Rate	0.004954444	(9/15/04—12/15/04)	1.96000%

D	Class A-4 Interest Rate	0.005106111	(9/15/04—12/15/04)	2.02000%

E	Class B Interest Rate	0.005662222	(9/15/04—12/15/04)	2.24000%

VIII. 2002-4 Input from Previous Quarterly Servicing Report 8/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$807,062,916.02
	ii	Interest To Be Capitalized	11,942,440.13

	iii	Total Pool	$819,005,356.15
	iv	Specified Reserve Account Balance	2,047,513.39

	v	Total Adjusted Pool	$821,052,869.54

B	Total Note and Certificate Factor		0.5357769
C	Total Note Balance		$821,052,869.54

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000	0.0569266	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$0.00	$22,599,869.54	$280,000,000.00	$472,480,000.00	$45,973,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,047,513.39
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F )		$71,186,132.84	$71,186,132.84

B	Primary Servicing Fees-Current Month		$580,223.11	$70,605,909.73

C	Administration Fee		$20,000.00	$70,585,909.73

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$70,585,909.73
	ii	Class A-2	$109,113.43	$70,476,796.30
	iii	Class A-3	$1,387,244.44	$69,089,551.86
	iv	Class A-4	$2,412,535.38	$66,677,016.48
	v	Class B	$260,309.34	$66,416,707.14

	vi	Total Noteholder’s Interest Distribution	$4,169,202.59

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$66,416,707.14
	ii	Class A-2	$22,599,869.54	$43,816,837.60
	iii	Class A-3	$41,835,118.31	$1,981,719.29
	iv	Class A-4	$0.00	$1,981,719.29
	v	Class B	$0.00	$1,981,719.29

	vi	Total Noteholder’s Principal Distribution	$64,434,987.85

F	Increase to the Specified Reserve Account Balance		$0.00	$1,981,719.29

G	Carryover Servicing Fees		$0.00	$1,981,719.29

H	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,981,719.29
	ii	Class A-2	$0.00	$1,981,719.29
	iii	Class A-3	$0.00	$1,981,719.29
	iv	Class A-4	$0.00	$1,981,719.29
	v	Class B	$0.00	$1,981,719.29

	vi	Total Noteholder’s Interest Carryover	$0.00

I	Excess to Reserve Account		$1,981,719.29	$0.00

X. 2002-4 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due		$0.00	$109,113.43	$1,387,244.44	$2,412,535.38	$260,309.34
	ii	Quarterly Interest Paid		0.00	109,113.43	$1,387,244.44	$2,412,535.38	260,309.34

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$22,599,869.54	$41,835,118.31	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	22,599,869.54	41,835,118.31	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$22,708,982.97	$43,222,362.75	$2,412,535.38	$260,309.34

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 11/30/04		$821,052,869.54
	ii	Adjusted Pool Balance 11/30/04		756,617,881.69

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$64,434,987.85

	iv	Adjusted Pool Balance 8/31/04		$821,052,869.54
	v	Adjusted Pool Balance 11/30/04		756,617,881.69

	vi	Current Principal Due (iv-v)		$64,434,987.85
	vii	Principal Shortfall from previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$64,434,987.85

	ix	Principal Distribution Amount Paid		$64,434,987.85

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$64,434,987.85
D		Total Interest Distribution		4,169,202.59

E		Total Cash Distributions		$68,604,190.44

F	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GDU7	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	78442GDV5	$22,599,869.54	$0.00
		A-2 Note Pool Factor		0.0569266	0.0000000

	iii	A-3 Note Balance	78442GDW3	$280,000,000.00	$238,164,881.69
		A-3 Note Pool Factor		1.0000000	0.8505889

	iv	A-4 Note Balance	78442GDX1	$472,480,000.00	$472,480,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	B Note Balance	78442GDY9	$45,973,000.00	$45,973,000.00
		B Note Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,047,513.39
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,981,719.29

	iv	Total Reserve Account Balance Available			$4,029,232.68
	v	Required Reserve Account Balance			$1,886,827.64

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve – Release to Certificateholder			$2,142,405.04
	viii	Ending Reserve Account Balance			$1,886,827.64

XI. 2002-4 Historical Pool Information

							2003	2002
			9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	12/1/02-11/30/03	7/9/02-11/30/02
Beginning Student Loan Portfolio Balance			$807,062,916.02	$891,759,658.40	$930,694,005.16	$1,002,897,181.97	$1,318,637,823.20	$1,477,360,738.22

	Student Loan Principal Activity
	i	Regular Principal Collections	$58,338,932.62	$80,742,551.13	$35,771,005.11	$68,683,698.85	$237,012,225.38	$88,672,534.75
	ii	Principal Collections from Guarantor	7,686,885.45	7,546,968.01	5,668,603.09	7,175,001.65	$29,991,801.22	$2,381,354.31
	iii	Principal Reimbursements	44,665.11	57,414.75	48,632.99	58,781.41	$68,068,273.68	$84,625,489.83
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$66,070,483.18	$88,346,933.89	$41,488,241.19	$75,917,481.91	$335,072,300.28	$175,679,378.89
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$137,597.87	$131,014.07	$102,272.35	$134,382.93	$1,385,405.79	$730,538.49
	ii	Capitalized Interest	(4,824,977.15)	(3,781,205.58)	(2,656,166.78)	(3,848,688.03)	(20,717,064.84)	(17,687,002.36)

	iii	Total Non-Cash Principal Activity	$(4,687,379.28)	$(3,650,191.51)	$(2,553,894.43)	$(3,714,305.10)	$(19,331,659.05)	$(16,956,463.87)

(-)	Total Student Loan Principal Activity		$61,383,103.90	$84,696,742.38	$38,934,346.76	$72,203,176.81	$315,740,641.23	$158,722,915.02

	Student Loan Interest Activity
	i	Regular Interest Collections	$3,289,762.78	$3,547,096.10	$3,165,959.99	$3,849,948.81	$18,845,257.73	$13,872,144.11
	ii	Interest Claims Received from Guarantors	206,935.64	195,731.61	159,089.88	208,030.05	$1,070,568.53	$58,300.14
	iii	Collection Fees	56,409.95	50,756.75	44,669.87	42,270.00	$127,204.35	$16,742.09
	iv	Late Fee Reimbursements	193,328.85	218,330.42	187,084.80	203,067.30	$737,474.54	$356,986.94
	v	Interest Reimbursements	18,120.08	10,600.55	9,851.50	9,277.98	$682,939.27	$1,499,123.21
	vi	Other System Adjustments	—	—	—	—	$—	$—
	vii	Special Allowance Payments	1,243,620.68	422,720.57	133,533.05	163,272.48	$587,042.32	$—
	viii	Subsidy Payments	1,098,933.29	1,250,536.67	1,330,559.07	3,446,458.65	13,418,923.63	2,559,624.10

	ix	Total Interest Collections	$6,107,111.27	$5,695,772.67	$5,030,748.16	$7,922,325.27	$35,469,410.37	$18,362,920.59
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$652.22	$(1,421.64)	$(990.06)	$(1,097.70)	$(780,786.96)	$(627,800.90)
	ii	Capitalized Interest	4,824,977.15	3,781,205.58	2,656,166.78	3,848,688.03	20,717,064.84	17,687,002.36

	iii	Total Non-Cash Interest Adjustments	$4,825,629.37	$3,779,783.94	$2,655,176.72	$3,847,590.33	$19,936,277.88	$17,059,201.46

	Total Student Loan Interest Activity		$10,932,740.64	$9,475,556.61	$7,685,924.88	$11,769,915.60	$55,405,688.25	$35,422,122.05
(=)	Ending Student Loan Portfolio Balance		$745,679,812.12	$807,062,916.02	$891,759,658.40	$930,694,005.16	$1,002,897,181.97	$1,318,637,823.20
(+)	Interest to be Capitalized		$9,051,241.93	$11,942,440.13	$13,431,419.70	$13,221,072.51	$14,429,260.20	$19,927,314.27

(=)	TOTAL POOL		$754,731,054.05	$819,005,356.15	$905,191,078.10	$943,915,077.67	$1,017,326,442.17	$1,338,565,137.47

(+)	Reserve Account Balance		$1,886,827.64	$2,047,513.39	$2,262,977.70	$2,359,787.69	$2,543,316.11	$3,346,412.84

(=)	Total Adjusted Pool		$756,617,881.69	$821,052,869.54	$907,454,055.80	$946,274,865.36	$1,019,869,758.28	$1,341,911,550.31

XII. 2002-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-02	$1,430,692,877	12.31%
Dec-02	$1,338,565,137	15.82%
Mar-03	$1,253,240,289	16.71%
Jun-03	$1,198,170,572	15.48%
Sep-03	$1,103,956,990	16.98%
Dec-03	$1,017,326,442	17.93%
Mar-04	$943,915,078	18.16%
Jun-04	$905,191,078	16.99%
Sep-04	$819,005,356	18.08%
Dec-04	$754,731,054	18.35%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.